BASS, BERRY & SIMS PLC

KNOXVILLE OFFICE 900 SOUTH GAY STREET, SUITE 1700 KNOXVILLE, TN 37902 (865) 521-6200 MEMPHIS OFFICE THE TOWER AT PEABODY PLACE 100 PEABODY PLACE, SUITE 950 MEMPHIS, TN 38103-2625 (901) 543-5900	A PROFESSIONAL LIMITED LIABILITY COMPANY ATTORNEYS AT LAW Reply To: AMSOUTH CENTER 315 DEADERICK STREET, SUITE 2700 NASHVILLE, TN 37238-3001 (615) 742-6200 www.bassberry.com	DOWNTOWN OFFICE: AMSOUTH CENTER 315 DEADERICK STREET, SUITE 2700 NASHVILLE, TN 37238-3001 (615) 742-6200 MUSIC ROW OFFICE: 29 MUSIC SQUARE EAST NASHVILLE, TN 37203-4322 (615) 255-6161

July 17, 2003

Pacer International, Inc.

2300 Clayton Road, Suite 1200

Concord, California 94520

Re:     Registration Statement on Form S–3

Dear Ladies and Gentlemen:

We have acted as special Tennessee counsel to Pacer International, Inc. (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 (the “Rule 462(b) Registration Statement”) filed by you with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Act”), covering 349,569 additional shares of Company common stock, par value $0.01 per share (including shares that may be purchased by the Underwriters (as hereinafter defined) upon the exercise of an option to cover over allotments) (the “Common Stock”), to be sold by certain shareholders of the Company (the “Selling Shareholders”) to the underwriters represented by Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., UBS Warburg LLC and BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (the “Underwriters”), for public distribution pursuant to the Underwriting Agreement between the Company, the Selling Shareholders and the Underwriters. The Rule 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-3 (Registration No. 333-106774) filed with the SEC on July 2, 2003, as amended by Amendment No. 1 thereto filed with the SEC on July 9, 2003, and as amended by Amendment No. 2 thereto filed with the SEC on July 16, 2003.

In connection with this opinion we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholders are validly issued, fully paid, and nonassessable.

We hereby consent to the reference to our law firm in the Registration Statement under the caption “Legal Matters” and to the use of this opinion as an exhibit to the Registration Statement.

Sincerely,

/S/ BASS, BERRY & SIMS PLC